                               Harry H.  Kim
                               ATTORNEY-AT-LAW
                Telephone: (310) 312-3257FAX: (310) 312-3798
                      Internet Address: HHK@MSK.COM

                                                            FILE NO: 25552-30

                            July 31, 1998
VIA EDGAR


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549-1004

          Re:  SBB, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

          Transmitted herewith for immediate filing please find one complete copy of a Registration Statement on Form S-8 (the "Registration
Statement") relating to the proposed offering of 453,323 additional shares of common stock, par value $0.001 per share, of SBB, Inc ("Registrant") to be issued in connection with Registrant's Stock Bonus Agreement. A single copy of the Registration Statement is being filed in reliance upon Rule 309(b) of Regulation S-T.

          A filing fee of $9.37, calculated pursuant to Rules 457(c) and 457(h)(1) and paid pursuant to General Instruction E to Form S-8, has been previously wired to the account of the Securities and Exchange Commission at the Mellon Bank.


                           Sincerely,

                          /s/ Harry Kim

                         Harry H.  Kim
                               for
                 Mitchell Silberberg & Knupp LLP



As filed with the Securities and Exchange Commission on July 31, 1998

                                                 Registration No. 333-_____

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                         ____________________
                               FORM S-8
                   REGISTRATION STATEMENT UNDER THE
                        SECURITIES ACT OF 1933
                    ______________________________

                             SBB, INC.
                         ____________________
            (Exact Name of Registrant as Specified in Charter)

       NEVADA                                    93-0915593
 (Jurisdiction of Incorporation
   or Organization)                          (I.R.S. Employer
                                             Identification Number)


                    4350 EXECUTIVE DRIVE SUITE 220
                     SAN DIEGO, CALIFORNIA 92121
               (Address of Principal Executive Offices)


                   SBB, INC. STOCK BONUS AGREEMENT
                       (Full title of the Plan)

                          ALLEN J. PORTNOY
                    4350 EXECUTIVE DRIVE SUITE 220
                     SAN DIEGO, CALIFORNIA 92121
                             619-546-0550
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)


                     Copies of communications to:

                         Alan L. Pepper, Esq.
                   Mitchell, Silberberg & Knupp LLP
                     11377 West Olympic Boulevard
                  Los Angeles, California 90064-1683
                            (310) 312-3155

                   CALCULATION OF REGISTRATION FEE

                                      Proposed    Proposed
Title of                              Maximum     Maximum
Securities                Amount      Offering    Aggregate   Amount of
to be                     to be       Price       Offering    Registration
Registered                Registered  Per Share   Price       Fee


Common Stock, par
value $.001 per share     453,323     $0.07(1)    $31,732.61(1)$9.37(1)

(1)Computed pursuant to Rules 457(c) and 457(h)(1) based on the book value of the Common Stock on July 24, 1998.There is no market for the Common Stock.




     PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     This Registration Statement on Form S-8 is filed pursuant to General Instruction E for the purpose of registering shares of Common Stock of SBB, Inc. (the "Registrant") issuable under the SBB, Inc. Stock Bonus Agreement. The information set forth below is incorporated by reference in this Registration Statement as provided by General Instruction E and as otherwise provided by the General Instructions to Form S-8. The Registrant hereby incorporates by reference in this Registration Statement the following documents filed with the Commission by the Registrant pursuant to the Exchange Act of 1934, as amended:

     1. The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997;

     2. The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998;

     3. All other reports filed by the Registrant or the Plan pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph 1, above.

     All documents and other reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.               DESCRIPTION OF SECURITIES

     The Registrant's authorized capital stock consists of (i) 50,000,000 shares of Common Stock, par value $.001 per share, of which 12,546,677 shares were outstanding as of the date of this Registration Statement, (ii)
1,000 shares of Class A Preferred Stock, par value $.001 per share, with other terms or preferences to be set by the Registrant's board of directors, none of which are outstanding as of the date of this Registration Statement,
(iii) 1,000 shares of Class B Preferred Stock, par value $.001 per share, with other terms or preferences to be set by the Registrant's board of directors, none of which are outstanding as of the date of this Registration Statement and (iv) 1,000 shares of Class C Preferred Stock, par value
$.001 per share, with other terms or preferences to be set by the Registrant's board of directors, none of which are outstanding as of the date of this Registration Statement. Each share of Common Stock has equal rights as to voting and in the event of dissolution and liquidation. There is no cumulative voting by shareholders. Shareholders have no preemptive rights to acquire any shares of Registrant.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada General Corporation Law ("NGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his action was unlawful.

          Subsection 2 of Section 78.7502 of the NGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification
Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection
(1) and (2), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

          Finally, Section 78.752 of the NGCL empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

          The Registrant's articles of incorporation provide that, as the board of directors of the Registrant may provide from time to time in the bylaws or by resolution, the Registrant may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the State of Nevada. The Registrant's bylaws provide for indemnification of officer, directors and others and purchase of insurance pursuant to provisions based on the foregoing provisions of the NGCL.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.                        EXHIBITS

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


ITEM 9.                     UNDERTAKINGS

     The Registrant hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on July 28, 1998.

                                SBB, INC.

                               By:  /s/ Allen Portnoy
                               Allen J. Portnoy
                               Chairman of the Board and
                               Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                    Title                             Date



/s/ Allen Portnoy
Allen J. Portnoy           Chief Executive Officer,       July 28, 1998
                           Secretary and Director


/s/William H. Ervine       President and Director         July 28, 1998
William H. Ervine,Jr.


/s/Jack Alexander          Chief Financial Officer        July 28, 1998
Jack C. Alexander

/s/Stephen Storey          Director                       July 28, 1998
Stephen A.  Storey

/s/ Max  S. Kissell        Director                       July 29, 1998
Max S. Kissell




                              INDEX TO EXHIBITS

     Exhibit  No.        Exhibit

         4.1             SBB, Inc. Stock Bonus Agreement


         4.2             Articles of Incorporation, as amended

         4.3             Bylaws

          5             Opinion of Mitchell, Silberberg & Knupp LLP
                        re: legality

        23.1            Consent of Mitchell, Silberberg & Knupp LLP
                        (included in its opinion contained in Exhibit 5)

        23.2            Consent of Crouch Bierwolf & Company, CPA


                                                             Exhibit 4.1

                    SBB, INC. STOCK BONUS AGREEMENT

     This Stock Bonus Agreement (the "Agreement") is made as of the ___ day of July 1998, by and between SBB, Inc., a Nevada corporation (the "Company"), and Robert Beaton ("Recipient") with respect to the following facts.

     A. Recipient has in the past performed services for the Company as a consultant and independent contractor.

     B. The Company desires to afford Recipient the opportunity to acquire a direct proprietary interest and stake in the success of the Company as compensation for Recipient's past services to the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     l. Bonus of Stock. Subject to the terms and conditions contained herein, the Company hereby grants to Recipient, and Recipient hereby accepts from the Company, Four Hundred Fifty-Three Thousand Three Hundred Twenty-Three (453,323) shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"). The Shares shall be issued to Recipient without the payment of any cash purchase price to the Company.
The parties acknowledge and agree that there is no trading market in the Common Stock and their estimate of the fair market value of the Shares as of the date hereof is Seven Cents ($0.07) per Share.

     2. Filing of S-8 Registration Statement; Recipient's Receipt of Prospectus. The issuance and delivery of the Shares shall be conditioned pon (i) the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 with respect to the Shares and such Registration Statement becoming effective; and (ii) delivery by the Company and receipt by Recipient of a prospectus with respect to the Shares.

     3. Employment Relationships. Nothing in this Agreement shall confer, or be deemed to confer, upon Recipient any right to be retained as an independent contractor or consultant by or to be employed by the Company or any of its subsidiaries.

     4. Payment of Income Taxes. Recipient is responsible for paying when due all income taxes, including estimated taxes, incurred as a result of the issuance of Shares. Recipient covenants and agrees to indemnify the Company for any claims, costs, losses, fees, penalties, interest or damages, including, without limitation, attorneys' fees and costs, suffered by Company as a result of Recipient's failure to comply with this provision.

     5.   Miscellaneous.

          5.1 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid, void, or unenforceable, the rest of the Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

          5.2 Effect of Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for the purpose of convenience only, and shall not affect the construction or interpretation of its provisions.


          5.3 Binding Effect. This Agreement shall be binding on the parties hereto and on each of their heirs, executors, administrators, successors, and assigns, except as expressly provided for herein.

          5.4 Gender and Number. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter and to the singular or plural as the identity of the person or persons may require for proper interpretation of this Agreement.

          5.5 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. The Agreement may be amended only by a writing signed by both parties.

          5.6 Further Acts. The parties agree to consent to and to execute such other and additional documents as may be required to effectuate the provisions of this Agreement.

          5.7 Counterparts. This Agreement may be executed in counterparts and all so executed shall constitute one Agreement which shall be binding on the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

          5.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to agreements made and to be fully performed therein.


IN WITNESS WHEREOF, the parties have executed this Stock Bonus Agreement as of the day and year first above written.

SBB, INC

By:______________________________
     Robert B. Wallace
     President

RECIPIENT

_________________________________
Robert Beaton

                                                               Exhibit 4.2

                       ARTICLES OF INCORPORATION
                                   OF
                           SBB, INC., INC.

     The undersigned, a natural person being more than eighteen years of age, acting as incorporator of a corporation pursuant to the provisions of the General Corporation Laws of the State of Nevada, does hereby adopt the following Articles of Incorporation for such corporation:

                               Article I
                                  Name

     The name of the corporation is SBB, Inc., Inc.


                               Article II
                                Duration

     The duration of the corporation is perpetual.

                              Article III
                                Purposes

     The purposes for which this corporation is organized are:

     Section 1. To engage in any lawful business or activity which may be conducted under the laws of the State of Nevada or any other state or nation wherein this corporation shall be authorized to transact business.

     Section 2. To purchase or otherwise acquire, own, mortgage, sell, manufacture, assign and transfer or otherwise dispose of, invest, trade, deal in and with real and personal property, of every kind, class, and description.

     Section 3. To issue promissory notes, bonds, debentures, and other evidences of indebtedness in the furtherance of any of the stated purposes of the corporation.

     Section 4. To enter into or execute contracts of any kind and character, sealed or unsealed, with individuals, firms, associations, corporations (private, public or municipal), political subdivisions of the United States or with the Government of the United States.

     Section 5. To acquire and develop any interest in patents, trademarks and copyrights connected with the business of the corporation.

     Section 6. To borrow money, without limitation, and give a lien on any of its property as security for any borrowing.

     Section 7. To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, or corporations either within or out of the State of Nevada heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Nevada; pay for the same in cash, property or the corporation's own or other securities; hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, assume or guaranty performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

     Section 8. To purchase, receive, take, acquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with the corporation's shares and its other securities from time to time to the extent, in the manner and upon terms determined by the Board of Directors; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when the purchase would cause any impairment of the corporation's capital, except to the extent permitted by law.

     Section 9. To reorganize, as an incorporator, or cause to be organized under the laws of any State of the United States of America, or of any commonwealth, territory, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

     Section 10. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the corporation.

                               Article IV
                             Capitalization

     Section 1 The authorized capital of this corporation shall consist of the following stock:

     a. Fifty million common shares, par value $.001 per share. Each common share shall have equal rights as to voting and in the event of dissolution and liquidation. There shall be no cumulative voting by shareholders.

         b. One thousand shares of Class A Preferred stock, $.001 par value, with other terms or preferences to be set by the Board of Directors.

         c. One thousand shares of Class B Preferred stock, $.001 par value, with other terms or preferences to be set by the Board of Directors.

         d. One thousand shares of Class C Preferred stock, $.001 par value, with other terms or preferences to be set by the Board of Directors.

     Section 2. The shareholders shall have no preemptive rights to acquire any shares of this corporation.

     Section 3. The common and preferred stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.


                               Article V
                            Principal Office

     The address of the registered office of the corporation is 3340 Topaz #210 Las Vegas, Nevada 89121 and the registered agent at that address is Sherry A. McEvoy. The corporation may maintain such other offices, either within or out of the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.


                               Article VI
                               Directors

     The corporation shall be governed by a Board of Directors. There shall be one (1) or more directors as to serve, from time to time, as elected by the Shareholders, or by the Board of Directors in the case of a vacancy. The original Board of Directors shall be comprised of one (1) person and the name and address of the person who is to serve as director until the first annual meeting of shareholders and until successors are elected and shall is:

          Nathan W. Drage
          3340 Topaz #210
          Las Vegas, Nevada 89121

                              Article VII
                            Indemnification

     As the Board of Directors may from time to time provide in the By-laws or by resolution, the corporation may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the State of Nevada.

                              Article VIII
                              Incorporator

     The name and address of the incorporator is:

          Nathan W. Drage
          3340 Topaz #210
          Las Vegas, Nevada 89121


     Dated this 23rd day of December, 1997

                                       /s/ Nathan Drage
                                       Nathan W. Drage



                          ARTICLES OF MERGER
                                  OF

                              SBB, INC.
                         (A Utah Corporation)

                                 INTO

                           SBB, INC., INC.
                        (A Nevada Corporation)


          The Undersigned, being sole Director of SBB, INC., a Utah corporation, and the sole officer and director of SBB, INC., INC., a Nevada corporation, hereby certify as follows:

          1. A plan of merger for the purpose of changing domicile has been adopted and approved by the board of directors of SBB, Inc., a Utah corporation, and SBB, INC., INC., a Nevada corporation.

          2. Shareholders owning 85,000 of the shares of common stock of SBB, Inc., a Utah corporation, voted in favor of such plan of merger on August 15, 1997. The sole shareholder of SBB, INC., INC., a Nevada corporation, voted for such plan of merger on December 24, 1997.

          3. A Notice and summarization of the Plan of Merger was mailed to all shareholders of the Utah corporation on or about August 4, 1997.

          4. SBB, INC., INC., a Nevada corporation, hereby agrees that it will promptly pay to the dissenting shareholders, if any, of SBB, Inc., a Utah corporation, the amount, if any, to which they shall be entitled under the provisions of the Utah Corporations Statutes with respect to the right of dissenting shareholders.


Dated this ____ day of January, 1998

SBB, INC.,                         SBB, INC., INC.,
a Utah corporation                 a Nevada corporation


By:/s/ John P. Stovall  By:        /s/ John P.Stovall
   John P. Stovall                    John P. Stovall
   President/Secretary                President/Secretary


                  PLAN OF MERGER AND REORGANIZATION


          This Plan of Merger and Reorganization (hereinafter "the Plan") is made and entered into the date below, by and between SBB, Inc. of Utah (the "Company") and a corporation to be formed in Nevada and to be known as SBB, Inc., Inc. (hereinafter "SBB Nevada").

          WHEREAS, the Company desires to change domicile to the State of Nevada to take advantage of the corporate environment within that state; and

          WHEREAS, a change of domicile for a corporation is accomplished through the formation of, and merger with, a wholly owned subsidiary.

          THEREFORE, the Company hereby agrees to reorganize as follows:

          1. The Company shall merge into SBB Nevada whereby SBB Nevada shall be the surviving company wherein all shares of the Company's common stock shall be exchanged for shares in SBB Nevada on a share-for-share basis.

          2. SBB Nevada shall own all assets and assume all liabilities of the Company.


EFFECTIVE THE 15TH DAY OF AUGUST, 1997. SBB, INC. (UTAH)


                                By: /s/ John P. Stovall
                                   John P. Stovall



                                SBB, INC. (NEVADA)


                                By:/s/ John P. Stovall
                                   John P. Stovall

                        ARTICLES OF AMENDMENT
                                OF THE
                      ARTICLES OF INCORPORATION
                                  OF
                            SBB, INC. INC.


          Pursuant to the provisions of the Nevada Business Corporations Act, as amended, the Undersigned corporation adopts the following amendment to the Articles ofIncorporation, as amended.

          1. The following amendment of the Articles of Incorporation was adopted by unanimous consent of the sole shareholder of the corporation effective December 24, 1997 to correct a typographical error. Said articles are hereby amended and shall read as follows:

                              Article I
                                 Name

          The name of the corporation is SBB, Inc.

          2. The number of shares of the corporation outstanding at the time of adoption was 1,000; and the number of shares entitled to consent thereon was the same.

          3. The sole shareholder representing all 1,000 issued and outstanding shares consented in favor of the amendment.


Effective the 24th day of December, 1997

                                /s/ Robert Wallace
                                Robert Wallace, President/Secretary










                                                             Exhibit 4.3
                              SBB., INC.
                                BY-LAWS
                          ARTICLE I. --OFFICES

a.  Office

          The principal office of the corporation within the State of Nevada shall be located at such location as shall be determined by the board of directors.

b.  Other Offices

         The corporation may also have such other offices, either within or without the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.

                          ARTICLE II. -- STOCKHOLDERS

a.   Annual Meeting

          An annual meeting of the stockholders, for the selection of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at a location designated by the Board of Directors on the second Tuesday day in January, or if such date shall fall on a holiday, the net business day thereafter.

b.   Special Meetings

          Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, the President, the chief officer, or their holders of not less than one-tenth of all the shares entitled to vote at the meeting, and shall be held at such place, on such date, and at such time as they or he shall fix.

c.    Notice of Meetings

          Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the laws of the State of Nevada or the Articles of Incorporation).

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

d.    Quorum

          At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person, or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

          If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

          If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

e.    Organization

          Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meetings of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

f.    Conduct of Business

          The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seen to him in order.

g.    Proxies and Voting

          At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

          Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

          All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

          If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by law, the Articles of Incorporation, or these By-laws.

h.    Stock List

          A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

          The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

i.    Participation in Meetings by Conference Telephone

          Any action, except the election of directors, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided;

     i. That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required; and

     ii. That this general provision shall not supercede any specific provision for action by written consent required by law.


                       13. -- BOARD OF DIRECTORS

a.    Number and Term of Office

          The number of directors who shall constitute the whole board shall be such number not less than one (1) nor more than seven (7) as the Board of directors shall at the time have designated. Each director shall be selected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

          Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

b.    Vacancies

          If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

c.    Regular Meetings

          Regular meetings of the Board of Directors shall be held at such places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

d.    Special Meetings

          Special meetings of the Board of Directors may be called by on-third of the directors then in office or by the chief executive officer and shall be held at such place, on such date and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given by each director ry whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

e.    Quorum

          At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

f.    Participation in Meetings by Conference Telephone

          Members of the Board of Directors or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

g.    Conduct of Business

          At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

h.    Powers

          The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

     i.   To declare dividends from time to time in accordance with law;

     ii. To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

     iii. To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

     iv. To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

     v. To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

     vi. To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

     vii. To adopt from time to time such insurance, retirement and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

    viii. To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the corporation's business and affairs.

i.    Compensation of Directors

          Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

j.    Interested Directors

          No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is either void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

     i. The fact of the common directorship or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such director or directors.

     ii. The fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares entitled to vote; the vote of the common or interested directors or officers shall be counted in any such vote of stockholders.

     iii. The contract or transaction is fair as to the corporation at the time it is authorized or approved.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested are not counted at such meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction.

k.    Loans

          The corporation shall not lend money to or use its credit to assist its officers, directors or other control persons without authorization in the particular case by the stockholders, but may lend money to and use its credit to assist any employee, excluding such officers, directors or other control persons of the corporation or of a subsidiary, if such loan or assistance benefits the corporation.

                          ARTICLE IV. -- COMMITTEES

a.    Committees of the Board of Directors

          The Board of Directors, by vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee.
Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend to or authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may be unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

b.    Conduct of Business

          Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                           ARTICLE V. -- OFFICERS

a. Generally

          The officers of the corporation shall consist of a president, one or more vice-presidents, a secretary, a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except that the offices of president and secretary shall not be held by the same person.

b.    President

          The president shall be the chief executive officer of the corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

c.    Vice-President

          Each vice-president shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the vice-president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the president.

d.    Treasurer

          The treasurer shall have the custody of the monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

e.    Secretary

          The secretary shall issue all authorized notices from, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

f.    Delegation of Authority

          The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

g.    Removal

          Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

h.    Action with Respect to Securities of Other Corporation

          Unless otherwise directed by the Board of Directors, the president shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

                ARTICLE VI. -- INDEMNIFICATION OF DIRECTORS,
                                  OFFICERS AND OTHERS

a.    Generally

          The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or items equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

          The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

b.    Expenses

          To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

c.    Determination by Board of Directors

          Any indemnification under Section 6.1 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 of this Article. Such determination shall be made by the Board of Directors by a majority vote of a quorum of the disinterested directors, by the shareholder, or by independent legal counsel in a written opinion.

d.    Not Exclusive of Other Rights

          The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or interested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

e.    Insurance

          The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

          The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the corporation or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

f.    Violation of Law

          Nothing contained in this Article, or elsewhere in these By-laws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

g.    Coverage

          For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                              ARTICLE VII. -- STOCK

a.   Certificates of Stock

          Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President or a Vice-president, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

b.    Transfers of Stock

          Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 7.4 of Article VII of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

c.    Record Date

          The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect of any change, conversion or exchange of stock or with respect to any other lawful action.

d.    Lost, Stolen or Destroyed Certificates

          In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

e.    Regulations

          The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                             ARTICLE VIII. -- NOTICES


a.    Notices

          Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, scaled wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

b.    Waivers

          A written waiver of any notice, signed by a stockholder, director, officer or agent, whether before or after the time of the event for which notice is given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                          ARTICLE IX. -- MISCELLANEOUS

a.    Facsimile Signatures

          In addition to the provisions for the use of the facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors of a committee thereof.

b.    Corporate Seal

          The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

c.    Reliance Upon Books, Reports and Records

          Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

d.    Fiscal Year

          The fiscal year of the corporation shall be as fixed by the Board of Directors.

e.   Time Periods

          In applying any of these By-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

                          ARTICLE X. -- AMENDMENTS

a.    Amendments

          These By-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

                        CERTIFICATE OF SECRETARY

KNOW ALL MEN BY THESE PRESENTS

          That the undersigned does hereby certify that the undersigned is the secretary of SBB, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing By-laws of said corporation were duly and regularly adopted as such by the Board of Directors of said corporation by unanimous consent dated May 11, 1998; and that the above and foregoing By-laws are now in full force and effect.

          Dated this 11th day of May 1998.



           Nathan Drage

                                                            Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_______) pertaining to the SBB Stock Bonus Agreement, of our report dated March 10, 1998 with respect to the consolidated financial statements of SBB, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 1997.


                                         Crouch, Bierwolf & Chisholm

Salt Lake City, Utah
July 28, 1998

                                                                  Exhibit 5

                             July 28, 1998


[S]                               [C]
SBB, Inc.
4505 South Wasatch Blvd., #330
Salt Lake City, Utah 84124


          Re:  Registration Statement on Form S-8

Dear Sirs:

          You have requested the opinion of this firm with respect to certain matters in connection with the Registration Statement on Form S-8 proposed to be filed by you under the Securities Act of 1993, as amended (the "Securities Act"), for the purpose of registering the offer and sale of 453,323 authorized but unissued shares (the "Shares") of Common Stock, $0.001 par value (the "Common Stock"), of SBB, Inc. (the "Company") issuable pursuant to that certain SSBI Stock Bonus Agreement, to be entered into between the Company and Robert Beaton (the "Agreement").

          For the purpose of rendering the opinions contained in this opinion letter, we have examined copies of:

               (a)  The form of the Agreement;

               (b) Resolutions of the Board of Directors of the Company authorizing inter alia, the issuance of the Shares;

               (c) Such other corporate records and other instruments as we have deemed necessary or appropriate.

        In the course of our examinations and investigations, we have assumed the genuineness of all signatures on the original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

          Based upon and subject to the foregoing, and in reliance thereon, and subject to the assumptions set forth herein, it is our opinion that the issuance of the Shares will be duly authorized and when issued and delivered in accordance with the terms of the Agreement, the Shares will be legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion with the Registration
Statement.   In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations thereunder.

        This opinion letter is given as of the date hereof and we assume no obligation to advise you of any change that may hereafter be brought to our attention.

                              Very truly yours,

                              MITCHELL, SILBERBERG & KNUPP LLP